UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard Jersey City, New Jersey	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on July 1, 2013 of the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013 (the “Merger Agreement”), by and among Knight Capital Group, Inc., a Delaware corporation (“Knight”), GETCO Holding Company, LLC, a Delaware limited liability company (“GETCO”), GA-GTCO, LLC, a Delaware limited liability company and unitholder of GETCO (“GA-GTCO”), Knight Holdco, Inc., a Delaware corporation (now KCG Holdings, Inc. (“KCG”)), Knight Acquisition Corp, a Delaware corporation and wholly owned subsidiary of KCG, GETCO Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of KCG, and GA-GTCO Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of KCG. Pursuant to the Merger Agreement, on July 1, 2013, Knight merged with and into Knight Acquisition Corp with Knight surviving the merger (the “Knight Merger”), GETCO merged with and into GETCO Acquisition, LLC with GETCO surviving the merger (the “GETCO Merger”) and GA-GTCO merged with and into GA-GTCO Acquisition, LLC with GA-GTCO Acquisition, LLC surviving the merger (the “GA-GTCO Merger” and, together with the Knight Merger and the GETCO Merger, the “Mergers”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Mergers.

Pursuant to the Merger Agreement, upon completion of the Knight Merger, subject to proration and certain specified exceptions, each outstanding share of Knight Class A common stock, par value $0.01 per share (“Knight Common Stock”) was converted into the right to elect to receive either $3.75 per share in cash or one third of a share of KCG Class A common stock, par value $0.01 per share (“KCG Class A Common Stock”). Pursuant to the proration procedures provided in the Merger Agreement and taking into account the waiver by Jefferies LLC, Knight’s largest shareholder before the Knight Merger, of its right to receive cash consideration with respect to certain of its shares, former Knight shareholders eligible for election will receive (in the aggregate) a cash payment of approximately $720 million (subject to final proration and excluding any cash paid in lieu of fractional shares).

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. A copy of the press release announcing the completion of the Mergers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

KCG First Lien Credit Facility

On July 1, 2013, KCG, as borrower, entered into a first lien senior secured credit agreement (the “Credit Agreement”) with the lenders party thereto (the “First Lien Lenders”), Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as arrangers and book managers. The term loan commitment of the First Lien Lenders under the Credit Agreement is in the aggregate amount of $535,000,000 (the “First Lien Credit Facility”), all of which was drawn on such date. The First Lien Credit Facility also provides for an uncommitted incremental first lien senior secured revolving credit facility of up to $50,000,000, including letter of credit and swingline sub-facilities, on certain terms and conditions contained in the Credit Agreement.

The First Lien Credit Facility is fully and unconditionally guaranteed on a joint and several basis by Knight and all of KCG’s other existing and future direct and indirect 100% owned domestic subsidiaries other than regulated broker-dealers and other regulated subsidiaries that, in each case, are not permitted to provide such guarantees under applicable law, certain immaterial subsidiaries and certain subsidiaries that would be investment companies as a result of being guarantors (“Guarantors”). The First Lien Credit Facility is secured by first-priority pledges of all of the equity interests of KCG’s existing and future domestic subsidiaries (but limited to 66% of the voting equity interests of controlled foreign company subsidiaries and other than equity interests in regulated subsidiaries to the extent that such pledge would have a material adverse regulatory effect or is not permitted by applicable law) and first-priority security interests in, and mortgages on, substantially all other tangible and intangible assets of KCG and the Guarantors, in each case subject to customary exclusions.

The First Lien Credit Facility contains customary affirmative and negative covenants for facilities of its type, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, prepayments of other indebtedness, modifications of organizational documents and other material agreements, restrictions on subsidiaries, capital expenditures, issuance of capital stock, negative pledges and business activities. The negative covenants are subject to customary exceptions, qualifications and “baskets,” including in respect of indebtedness and liens incurred in the ordinary course of business by broker-dealer subsidiaries, other operating regulated entities, licensed mortgage subsidiaries or any other subsidiary substantially all of whose business and operations are substantially similar to some or all of the business and operations of the foregoing entities that are in existence as of July 1, 2013, including margin lending, stock lending and repurchase agreements and reverse repurchase agreements.

The First Lien Credit Facility contains financial maintenance covenants establishing a maximum consolidated first lien leverage ratio, a minimum consolidated interest coverage ratio and a minimum consolidated tangible net worth.

KCG Senior Secured Notes

On July 1, 2013, KCG entered into a first supplemental indenture (the “First Supplemental Indenture”) with The Bank of New York Mellon, as trustee (the “Indenture Trustee”) whereby KCG assumed all of the obligations of GETCO Financing Escrow LLC, a wholly owned subsidiary of GETCO (“Finance LLC”) under (1) that certain indenture (the “Original Indenture,” as amended by the First Supplemental Indenture and the Second Supplemental Indenture (as defined below), the “Senior Secured Notes Indenture”), dated June 5, 2013, between Finance LLC and the Indenture Trustee and (2) the 8.250% senior secured notes due 2018 in the aggregate principal amount of $305,000,000 (the “Senior Secured Notes”) issued pursuant to the Original Indenture. Previously, on June 5, 2013, the net proceeds from the sale of the Senior Secured Notes, certain additional amounts to fund the mandatory redemption rights of the holders thereunder and certain escrow agent fees and expenses were funded into an escrow account (such amounts collectively, the “Escrowed Amount”). On July 1, 2013, Knight and its subsidiaries that are guarantors under the First Lien Credit Facility entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) with the Indenture Trustee, whereby the Senior Secured Notes and the obligations under the Senior Secured Notes Indenture will be fully and unconditionally guaranteed on a joint and several basis by the Guarantors. The Senior Secured Notes and the obligations under the Senior Secured Notes Indenture are secured by second-priority pledges and second-priority security interests in, and mortgages on, the collateral securing the First Lien Credit Facility, subject to certain exceptions; provided, however, that pursuant to the terms of an intercreditor agreement, such lien will be contractually subordinated to all of KCG’s and the Guarantors’ obligations under the First Lien Credit Facility to the extent of the value of the collateral securing such obligations.

The Senior Secured Notes Indenture contains customary affirmative and negative covenants for notes of this type, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, prepayments of other indebtedness, restrictions on subsidiaries, issuance of capital stock, negative pledges and business activities. The negative covenants are subject to customary exceptions, qualifications and “baskets,” including in respect of indebtedness and liens incurred in the ordinary course of business by broker-dealer subsidiaries, other operating regulated entities, licensed mortgage subsidiaries or any other subsidiary substantially all of whose business and operations are substantially similar to some or all of the business and operations of the foregoing entities that are in existence as of the date of the Senior Secured Notes Indenture, including margin lending, stock lending and repurchase agreements and reverse repurchase agreements.

The descriptions above are qualified in their entirety by the Credit Agreement and the Senior Secured Notes Indenture, each of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2013, Knight notified the New York Stock Exchange (“NYSE”) that, effective upon the consummation of the Mergers, each outstanding share of Knight Common Stock (other than shares held by Knight, GETCO, GA-GTCO or KCG, which shares were cancelled) was converted into the right to elect to receive either $3.75 per share in cash or one third of a share of KCG Class A Common Stock, subject to proration and certain specified exceptions. NYSE has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Knight Common Stock.

Item 3.03 Material Modification to the Rights of Security Holders.

The disclosure contained in “Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing” of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Effective upon the consummation of the Mergers, each option or other right to acquire Knight Common Stock granted under any Knight stock plan outstanding as of immediately prior to the completion of the Mergers, whether vested or unvested (each, a “Knight Option”), became, an option or right to purchase a number of shares of KCG Class A Common Stock equal to one third of the number of shares of Knight Common Stock subject to such Knight Option immediately prior to the completion of the Mergers (rounded down to the nearest whole share of KCG Class A Common Stock). The exercise price per share of KCG Class A Common Stock subject to any such Knight Option at and after the completion of the Mergers was adjusted to equal the exercise price per share of Knight Common Stock subject to such Knight Option immediately prior to the completion of the Mergers multiplied by three (rounded up to the nearest whole cent). Effective upon the consummation of the Mergers, each Knight Option granted on or prior to December 19, 2012 vested and each Knight Option granted after December 19, 2012, after being converted to an option or right to purchase a number of shares of KCG Class A Common Stock, will continue to vest in accordance with its existing vesting schedule.

Each share of Knight Common Stock subject to vesting, repurchase or lapse restrictions that was granted on or prior to December 19, 2012 and that was outstanding under any Knight stock plan immediately prior to the completion of the Mergers vested in full upon the completion of the Mergers and each holder of such share had the right to receive the merger consideration as of the effective time of the Knight Merger.

Each restricted stock unit in respect of a share of Knight Common Stock that was outstanding under any Knight stock plan as of immediately prior to the completion of the Mergers (each, a “Knight RSU”), granted on or prior to December 19, 2012 (excluding restricted stock units that vest based on performance), vested in full and was settled consistent with the terms of the applicable award agreement, as of the completion of the Mergers. Each Knight RSU granted on or prior to December 19, 2012 that vests based on performance vested in accordance with its existing terms. Each Knight RSU granted after December 19, 2012 converted, upon the completion of the Mergers, into a restricted stock unit in respect of one third of a share of KCG Class A Common Stock, rounded to the nearest whole share of KCG Class A Common Stock, with the same terms and conditions (including vesting) as the Knight RSU immediately prior to the completion of the Mergers.

Item 5.01 Changes in Control of Registrant.

Effective upon the consummation of the Mergers, Knight became a wholly owned subsidiary of KCG. Effective July 2, 2013, the Knight Common Stock ceased trading on the NYSE.

The disclosure contained in “Item 3.03. Material Modification to the Rights of Security Holders” of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Mergers and Knight becoming a wholly-owned subsidiary of KCG, on July 1, 2013, all directors and executive officers of Knight (other than Steven Bisgay) ceased serving as directors or executive officers of Knight. On July 1, 2013, Daniel Coleman, Steven Bisgay and John McCarthy were appointed to Knight’s board of directors and Daniel Coleman, KCG’s chief executive officer, was appointed chief executive officer of Knight. Biographies for Messrs. Coleman and McCarthy are below. Mr. Bisgay will continue to serve as the chief financial officer of Knight.

Daniel Coleman (48), Director and Chief Executive Officer of KCG, served as the Chief Executive Officer of GETCO Holding Company, LLC (GETCO) since February 2012 and also served as a director on GETCO’s board of directors. Mr. Coleman has more than 25 years of experience in the trading and financial services industry. Prior to becoming Chief Executive Officer of GETCO, Mr. Coleman was the Global Head of Equities and Global Head of Client Services at GETCO for two years. Mr. Coleman spent 24 years with UBS and its predecessor firms, where he served as Global Head of Equities and was a member of the Investment Bank’s Executive Committee and the Group Managing Board, before joining GETCO. Mr. Coleman also served on the boards of NASDAQ, the Options Clearing Corporation and the Boston Options Exchange. He holds a B.A. from Yale University and an M.B.A. from the University of Chicago.

John McCarthy (49), General Counsel of KCG, has been general counsel of GETCO since he joined in 2006. Mr. McCarthy joined the SEC in 1992. While there he served as associate director where he led the Office of Compliance Inspections and Examinations in Market Oversight unit, which was responsible for regulatory oversight of trading on stock and options exchanges. Prior to his position with the SEC, Mr. McCarthy clerked for the United States Attorneys’ office and the Court of Special Appeals of Maryland. Mr. McCarthy holds a B.S. in engineering and an A.B. in Economics from the University of Michigan, an M.Sc. in finance from the London School of Economics and a J.D. with honors from the University of Maryland. He is a member of the bar in Maryland and the District of Columbia.

Item 8.01 Other Events.

Knight Term Credit Agreement

On June 26, 2013, the Amended and Restated Credit Agreement, dated as of June 27, 2012, among Knight Execution & Clearing Services LLC, Knight Capital Americas, L.P., Knight, U.S. Bank N.A., Bank of America, N.A., Bank of Montreal and JPMorgan Chase Bank, N.A., as amended, in respect of which no amounts were outstanding as of March 31, 2013, terminated in accordance with its terms.

Convertible Notes

In connection with the Knight Merger, on July 1, 2013, KCG became a party to the Indenture (the “Original Convertible Notes Indenture”), dated March 19, 2010, between Knight and The Bank of New York Mellon (the “Convertible Notes Trustee”), as successor in interest to Deutsche Bank Trust Company Americas, with respect to the 3.50% Cash Convertible Senior Subordinated Notes due 2015 (the “Convertible Notes”), pursuant to a supplemental indenture (the “Convertible Notes Supplemental Indenture” and, together with the Original Convertible Notes Indenture, the “Convertible Notes Indenture”), dated as of July 1, 2013, by and among KCG, Knight and the Convertible Notes Trustee.

Under the Original Convertible Notes Indenture, holders of the Convertible Notes may convert the Convertible Notes into cash at any time on or after December 15, 2014 until the second trading day after maturity. Holders of Convertible Notes may also convert their Convertible Notes at their option prior to December 15, 2014, under the following circumstances: (1) if the last reported sale price of Knight’s Class A common stock, par value $0.01 per share (“Knight Common Stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 150% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Knight’s Common Stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, as more fully described in the Convertible Notes Indenture. The conversion rate was initially set at 47.9185 shares of Knight’s Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $20.87 per share of Knight’s Common Stock). The Convertible Notes Indenture, as supplemented by the Convertible Notes Supplemental Indenture, replaces Knight Common Stock as the reference property for the determination of the rights of holders of the Convertible Notes with the weighted average of the types and amounts of consideration received by the Knight stockholders making an affirmative election attributable to one share of Knight Common Stock. The Convertible Notes Indenture, as supplemented by the Convertible Notes Supplemental Indenture, provides for certain other adjustments to adjust the conversion rights under the Original Convertible Notes Indenture to refer to such reference property and to refer to KCG corporate actions in the place of Knight corporate actions, and certain other changes to protect the interests of holders of the Convertible Notes.

On July 1, 2013, Knight delivered a notice (the “Convertible Notes Notice”) to the holders of Knight’s Convertible Notes. The Convertible Notes Notice advised holders of the Convertible Notes of the following:

(i) The weighted average of the types and amounts of consideration for each share of Knight Common Stock to be received by the holders of Knight Common Stock who validly made a cash election based on the proration provisions in the Merger Agreement consists of (1) $2.67 in cash and (2) .096 of a share of KCG Class A Common Stock.

(ii) Knight entered into the Convertible Notes Supplemental Indenture on July 1, 2013.

(iii) The completion of the Mergers in accordance with the terms of the Merger Agreement on the Effective Date and the results of the election of the holders of Knight Common Stock to receive cash consideration for such Knight Common Stock constitutes a “Fundamental Change” and a “Make-Whole Fundamental Change,” each as defined under the Convertible Notes Indenture;

(iv) Each Holder of the Notes has the right to deliver a Fundamental Change Repurchase Notice requiring Knight to repurchase all or any portion of the principal amount of the Convertible Notes at a Fundamental Change Repurchase Price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date. To exercise such right, (1) such Fundamental Change Repurchase Notice must be delivered on or prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date, which Knight has specified as August 5, 2013, and (2) the Convertible Notes included in such Fundamental Change Repurchase Notice shall be transferred to the Paying Agent by book-entry transfer in compliance with the procedures of the Depositary on or before the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date.

(v) Knight will deposit with the paying agent on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Convertible Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to the receipt of funds and/or Convertible Notes by the paying agent, payment for Convertible Notes surrendered (and not withdrawn prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Convertible Note (provided the Holder has satisfied the conditions in the Convertible Notes Indenture) and (ii) the time of book-entry transfer of such Convertible Note to the paying agent by the holder thereof.

(vi) If on the Fundamental Change Repurchase Date, the paying agent holds money sufficient to make payment on all the Convertible Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (1) such Convertible Notes will cease to be outstanding, (2) interest will cease to accrue on such Convertible Notes and (3) all other rights of the holders of such Convertible Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(vii) Any Holder delivering a Fundamental Change Company Notice to the paying agent shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the scheduled trading day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent.

(viii) The holders of the Convertible Notes are entitled to surrender the Convertible Notes for conversion into cash at any time from and after July 1, 2013 until the scheduled trading day immediately prior to the Fundamental Change Repurchase Date based on an applicable Conversion Rate on the Convertible Notes of 47.9185, including the cash make-whole premium (calculated in accordance with the Convertible Notes Indenture), if any.

(ix) The Convertible Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder of Convertible Notes may be converted into cash only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Convertible Notes Indenture.

The Convertible Notes Notice was required to be delivered under the terms of the Convertible Notes Indenture.

On July 1, 2013, $375,000,000, the amount needed to repurchase the Convertible Notes in full at maturity, was deposited in a cash collateral account under the sole dominion and control of the collateral agent under the First

Lien Credit Facility provided for by the Credit Agreement with the First Lien Lenders, Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as arrangers and book managers. On the Fundamental Change Repurchase Date, if all holders of the Convertible Notes deliver a Fundamental Change Repurchase Notice and elect to have their Convertible Notes repurchased at the Fundamental Change Repurchase Price, Knight expects to deposit the funds in the cash collateral account with the Convertible Notes Trustee, at which time the Convertible Notes Indenture shall be deemed satisfied and discharged and cease to be of further effect. If less than all holders of the Convertible Notes exercise repurchase rights, the remaining proceeds set aside in the cash collateral account will be available to repurchase the Convertible Notes pursuant to a tender offer, open market purchases and/or at maturity. The release of the funds set aside to repurchase the Convertible Notes at maturity in the cash collateral account shall be subject to the absence of an event of default under the First Lien Credit Facility and KCG’s 8.250% Senior Secured Notes (the “Senior Secured Notes”), will serve as collateral for the First Lien Credit Facility and the Senior Secured Notes, and may be enforced against by the collateral agent under the First Lien Credit Facility or the Senior Secured Notes in the case of an event of default under the First Lien Credit Facility or the Senior Secured Notes. The funds in the cash collateral account will not secure the obligations of Knight to the holders of the Convertible Notes, and the holders of the Convertible Notes will have no right to claim against the funds in the cash collateral account. The Knight Cash Convertible Notes had a carrying amount of $342,500,000 as of March 31, 2013 and a par value of $375,000,000.

OCTEG-KCA Facility Agreement

On July 1, 2013, OCTEG, LLC (“OCTEG”) and Knight Capital Americas LLC (“KCA”), each of which are wholly owned broker-dealer subsidiaries of KCG, as borrowers, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, JPMorgan Chase Bank N.A. and Bank of America, N.A., as syndication agents, and BMO Capital Markets, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners entered into a credit agreement (the “OCTEG-KCA Facility Agreement”). KCA is a subsidiary of Knight.

The OCTEG-KCA Facility Agreement provides for two classes of revolving loans, in a total aggregate committed amount of $450,000,000, together with a swingline facility with a $50,000,000 sub-limit, subject to two borrowing bases (collectively, the “OCTEG-KCA Revolving Facility”): Borrowing Base A and Borrowing Base B (each as defined in the OCTEG-KCA Revolving Facility). The proceeds of the Borrowing Base A loans are available to both OCTEG and KCA and may be used solely to finance the purchase and settlement of securities. The proceeds of the Borrowing Base B loans are available solely to KCA and may be used solely to fund clearing fund deposits with the National Securities Clearing Corporation (the “NSCC”). OCTEG and KCA shall each be obligated only with respect to the principal and interest of their own borrowings, and not the interest and principal of the other borrower’s borrowings. KCG fully and unconditionally guarantees the obligations of each of OCTEG and KCA on an unsecured basis. The OCTEG-KCA Revolving Facility also provides for an uncommitted incremental revolving credit facility of up to $250,000,000 on certain terms and conditions.

Borrowings under the OCTEG-KCA Revolving Facility shall bear interest, at the applicable borrower’s option, at a rate based on the federal funds rate (such loans referred to as “Base Rate Loans”) or based on LIBOR (such loans referred to as “Eurodollar Loans”), in each case plus an applicable margin.

For each Base Rate Loan, the interest rate per annum is equal to the greater of the federal funds rate or an adjusted one-month LIBOR rate plus (a) for each Borrowing Base A loan, a margin of 1.75% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. For each Eurodollar Loan, the interest rate per annum is equal to an adjusted LIBOR rate corresponding to the interest period plus (a) for each Borrowing Base A loan, a margin of 1.75% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. Depending on the applicable borrowing base, availability under the OCTEG-KCA Revolving Facility is limited to either (i) a percentage of the market value of certain eligible securities pledged as collateral in the case of Borrowing Base A loans, or (ii) the lesser of $150,000,000 and a percentage of the excess over the clearing deposit required by the NSCC in the case of Borrowing Base B loans.

Maturity and Prepayment

The loans under the OCTEG-KCA Facility Agreement will mature on June 6, 2015. Subject to certain exceptions, the OCTEG-KCA Revolving Facility is subject to mandatory prepayments by the applicable borrower (i) in the case of Borrowing Base A loans, if the amount of Borrowing Base A loans exceeds the Borrowing Base A and the applicable borrower does not deliver additional collateral to support such excess, (ii) in the case of Borrowing Base B loans, on the earlier of the return of the applicable NSCC margin deposits funded from the proceeds of such Borrowing Base B loans are returned and five days after the date such Borrowing Base B loans were made and (iii) in the case of Borrowing Base B loans, if Borrowing Base B loans have been outstanding for more than 30 days in any 90 day period. Optional prepayments of borrowings under the OCTEG-KCA Revolving Facility are permitted at any time, without premium or penalty.

Guarantees; Security

The OCTEG-KCA Revolving Facility is fully and unconditionally guaranteed on an unsecured basis by KCG and, to the extent elected by OCTEG or KCA, any of their respective subsidiaries.

The OCTEG-KCA Revolving Facility is secured by first-priority pledges of and liens on certain eligible securities, subject to applicable concentration limits, in the case of Borrowing Base A loans, and by first-priority pledges of and liens on the right to the return of certain eligible NSCC margin deposits.

Covenants

The OCTEG-KCA Revolving Facility contains customary affirmative and negative covenants for facilities of its type, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, restrictions on subsidiaries, issuance of capital stock, negative pledges and business activities. The negative covenants are subject to customary exceptions, qualifications and “baskets.”

The OCTEG-KCA Facility Agreement contains financial maintenance covenants establishing a minimum total regulatory capital for each of OCTEG and KCA, a maximum total assets to total regulatory capital ratio for each of OCTEG and KCA, a minimum excess net capital limit for each of OCTEG and KCA, a minimum liquidity ratio for KCA, and a minimum tangible net worth threshold for KCG.

Events of Default

The OCTEG-KCA Facility Agreement contains events of default customary for facilities of its type, including: nonpayment of principal, interest, fees and other amounts when due, inaccuracy of representations and warranties in any material respect; violation of covenants; cross-default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; material judgments; ERISA events; collateral matters; certain regulatory matters; and a “change of control”; subject, where appropriate, to threshold, notice and grace period provisions.

The descriptions above are qualified in their entirety by the Convertible Notes Indenture and the OCTEG-KCA Facility Agreement, each of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among GETCO Holding Company, LLC, GA-GTCO, LLC and Knight Capital Group Inc. filed as Exhibit 2.1 to Knight Capital Group Inc.’s Form 8-K filed on December 21, 2012 and incorporated herein by reference.

Exhibit 4.1	Indenture (the “Senior Secured Indenture”), dated June 5, 2013, between GETCO Escrow Financing LLC and the Trustee in connection with the 8.250% senior secured notes due 2018 in the aggregate principal amount of $305,000,000, filed as Exhibit 4.7 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 4.2	First Supplemental Indenture, dated July 1, 2013, by and between KCG Holdings, Inc. and The Bank of New York Mellon, as trustee (the “Trustee”), amending the Senior Secured Indenture filed as Exhibit 4.8 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 4.3	Second Supplemental Indentures, dated July 1, 2013, by KCG Holdings, Inc., certain guarantors and the Trustee, amending the Senior Secured Indenture filed as Exhibit 4.9 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 4.4	Indenture (the “Original Convertible Notes Indenture”), dated March 19, 2010, between Knight Capital Group, Inc. and Deutsche Bank Trust Company Americas in connection with that certain 3.50% cash convertible senior subordinated notes due 2015 in the aggregate principal amount of $375,000,000, filed as Exhibit 4.1 to Knight Capital Group, Inc.’s Form 8-K filed on March 19, 2010 and incorporated herein by reference.

Exhibit 4.5	Supplemental Indenture, dated July 1, 2013, by and among KCG Holdings, Inc., Knight Capital Group, Inc. and The Bank of New York Mellon, as successor in interest to Deutsche Bank Trust Company Americas, amending the Original Convertible Notes Indenture, filed as Exhibit 4.2 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 10.1	Credit Agreement, dated July 1, 2013, by and among KCG Holdings, Inc., the lenders party thereto, Jefferies Finance LLC, as documentation agent, administrative agent, collateral agent and syndication agent, and Jefferies Finance LLC and Goldman Sachs Bank USA, as arrangers and book managers, filed as Exhibit 10.1 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 10.2	Credit Agreement, dated July 1, 2013, by and among OCTEG, LLC and Knight Capital Americas LLC, as borrowers, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, JPMorgan Chase Bank N.A. and Bank of America, N.A., as syndication agents, and BMO Capital Markets, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners, filed as Exhibit 10.1 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

Exhibit 99.1	Press Release, dated July 1, 2013 filed as Exhibit 99.1 to KCG’s Form 8-K filed on July 1, 2013 (File No. 000-54991) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

/s/ Steven Bisgay
Date: July 8, 2013	By:	Steven Bisgay
	Title:	Chief Financial Officer